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                                                                 EXHIBIT 10.3(c)

                                  AMENDMENT TO
                             AMERISTAR CASINOS, INC.
                              AMENDED AND RESTATED
                     MANAGEMENT STOCK OPTION INCENTIVE PLAN

                       (EFFECTIVE AS OF JANUARY 24, 2003)

This Amendment to Ameristar Casinos, Inc. Amended and Restated Management Stock Option Incentive Plan (this "Amendment") is made and effective as of January 24, 2003.

      WHEREAS, Ameristar Casinos, Inc., a Nevada corporation (the "Company"), maintains an Amended and Restated Management Stock Option Incentive Plan (the "Plan"); and

      WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan in certain respects as provided in this Amendment and as permitted by Section 17 of the Plan; and

      WHEREAS, except as amended pursuant to this Amendment, the terms of the Plan as currently in effect shall remain in full force and effect.

1. Amendment to Section 16. Section 16 of the Plan is hereby amended to read in its entirety as follows:


"16.  ADJUSTMENTS; ACCELERATION OF VESTING IN CERTAIN CIRCUMSTANCES

            (a) If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company, through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof, the shares of Common Stock subject to issued and outstanding Options under the Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee as provided in Section 5(c) hereof shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. No adjustment shall be made on account of any transaction or event not specifically set forth in

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      this Section 16(a), including, without limitation, the issuance of Common
      Stock for consideration.

            (b) Adjustments under Section 16(a) shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

            (c)(i) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and expressly set forth in the agreement evidencing the Option, in the event of a Change in Control, (i) each Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Common Stock at that time subject to such Option shall automatically accelerate so that each such Option shall, immediately upon the effective time of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

            (ii) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and expressly set forth in the agreement evidencing the Option, in the event of a Corporate Transaction, each Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Common Stock at that time subject to such Option shall automatically accelerate so that each such Option shall, immediately prior to the effective time of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

            (iii) As used in the Plan, a "Change in Control" shall be deemed to have occurred if:

            (1) Individuals who, as of January 24, 2003, constitute the entire Board ("Incumbent Directors") cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by the vote of a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company), also shall be an Incumbent Director; or


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            (2)   Any Person (as defined below) other than a Permitted Holder
                  (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing in the aggregate fifty percent (50%) or more of either (A) the then outstanding shares of Common Stock or (B) the Combined Voting Power (as defined below) of all then outstanding Voting Securities (as defined below) of the Company; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this clause (2) solely as the result of:

                  (Y) An acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (A) the proportionate number of shares of Common Stock beneficially owned by any Person to fifty percent (50%) or more of the shares of Common Stock then outstanding or (B) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to fifty percent (50%) or more of the Combined Voting Power of all then outstanding voting securities; or

                  (Z) An acquisition of securities directly from the Company, except that this Paragraph (Z) shall not apply to:

                        I any conversion of a security that was not acquired directly from the Company; or

                        II any acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board.

            (iv) As used in the Plan, "Corporate Transaction" means (1) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition


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                  Transaction") where (A) the stockholders of the Company
                  immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of (Y) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Corporation") (or of its ultimate parent corporation, if any) and (Z) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Corporation (or of its ultimate parent corporation, if any) or
                  (B) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the board of directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or (2) the liquidation or dissolution of the Company.

            (v) For purposes of this Section 16(c):

                  (1) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of the then outstanding Voting Securities of such corporation;

                  (2) "Permitted Holder" shall mean (A) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (B) to the extent they hold securities in any capacity whatsoever, Craig
                        H. Neilsen and Ray Neilsen and their respective estates, spouses, heirs, ancestors, lineal descendants, stepchildren, legatees and legal representatives, and the trustees of any bona fide trusts of which one or more of the foregoing are the sole beneficiaries or grantors thereof and (C) any Person controlled, directly or indirectly, by one or more of the foregoing Persons referred to in the immediately preceding clause (B), whether through the ownership of voting securities, by contract, in a fiduciary capacity, through possession of a majority of the voting rights (as directors and/or members) of a not-for-profit entity, or otherwise;

                  (3) "Person" shall mean any individual, entity (including, without limitation, any corporation (including, without limitation, any charitable corporation or private foundation), partnership, limited liability company, trust (including, without limitation, any private, charitable or split-interest trust), joint venture, association or governmental body) or group (as defined in Section 13(d)(3) or


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                        14(d)(2) of the Securities Exchange Act of 1934, as
                        amended, and the rules and regulations thereunder); provided, however, that "Person" shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan; and

                  (4) "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation."

2. Confirmation. Except as amended pursuant to this Amendment, the terms of the Plan as currently in effect shall remain in full force and effect.


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